                                 Exhibit 10.19





                                   L E A S E


                             39899 BALENTINE DRIVE

                               NEWARK, CA  94560





LESSOR:

AJ Partners Limited Partnership
-------------------------------





LESSEE:

Voice Plus, Inc.
a California Corporation





MANAGED BY:

Draper and Kramer of California, Incorporated
---------------------------------------------
39899 Balentine Drive
---------------------
Newark, CA  94560
-----------------

                               TABLE OF CONTENTS



1.       BASIC LEASE TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

2.       TERM; POSSESSION; SURRENDER  . . . . . . . . . . . . . . . . . . . . . . . . . .      4

         2.1     Term       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
         2.2     Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
         2.3     Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

4.       ADDITIONAL RENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

         4.1     Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 (a)      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 (b)      Time of Payment . . . . . . . . . . . . . . . . . . . . . . . .      6
         4.2     Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 (a)      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 (b)      Time of Payment; Records and Inspection . . . . . . . . . . . .      7
         4.3     Consumer Price Index . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 (a)      Escalation  . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 (b)      Definition  . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         4.4     Other Elements of Additional Rent  . . . . . . . . . . . . . . . . . . .      8
         4.5     Late Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

5.       SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

6.       CONSTRUCTION; ALTERNATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

         6.1     Initial Construction . . . . . . . . . . . . . . . . . . . . . . . . . .      9
         6.2     Alteration; Lessee's Work  . . . . . . . . . . . . . . . . . . . . . . .      9
         6.3     Removal or Retention of Alterations  . . . . . . . . . . . . . . . . . .      9

7.       HOLDING OVER       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

8.       USE                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

         8.1     Basic Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         8.2     Specific Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

9.       LESSEE'S TAX       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

         9.1     Taxes On Lessee or its Property  . . . . . . . . . . . . . . . . . . . .     10
         9.2     Certain Reimbursement of Lessor  . . . . . . . . . . . . . . . . . . . .     11

10.      CONDITION OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

11.      BUILDING SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

         11.1    Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
         11.2    Excess Usage by Lessee . . . . . . . . . . . . . . . . . . . . . . . . .     11
         11.3    Public Facilities; Cleaning and Janitorial . . . . . . . . . . . . . . .     12
         11.4    Addition Work or Service; Cost as Additional Rent  . . . . . . . . . . .     12
         11.5    No Warranty; Waiver of Lessor's Liability  . . . . . . . . . . . . . . .     12

12.      ASSIGNMENT AND SUBLETTING; CHANGE IN OWNERSHIP OF LESSEE . . . . . . . . . . . .     12

         12.1    Lessor's Consent Required  . . . . . . . . . . . . . . . . . . . . . . .     12
                 (a)      Effect of Unapproved Sublet . . . . . . . . . . . . . . . . . .     12

                                                                                              C>
                 (b)      Certain Effects of Consent  . . . . . . . . . . . . . . . . . .     13
         12.2    Lessor's Right to Terminate  . . . . . . . . . . . . . . . . . . . . . .     13
         12.3    Change in Ownership of Lessee  . . . . . . . . . . . . . . . . . . . . .     13
                 (a)      Corporation or Partnership  . . . . . . . . . . . . . . . . . .     13
                 (b)      Proprietorship  . . . . . . . . . . . . . . . . . . . . . . . .     13
                 (c)      Notice to Lessor  . . . . . . . . . . . . . . . . . . . . . . .     14

13.      CARE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

         13.1    Lessee's Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
         13.2    Lessor's Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

14.      RIGHTS RESERVED TO LESSOR  . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

15.      DAMAGE TO PROPERTY; INJURY TO PERSON; INSURANCE  . . . . . . . . . . . . . . . .     15

         15.1    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         15.2    Waiver of Certain Claims . . . . . . . . . . . . . . . . . . . . . . . .     16
         15.3    Lessee's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         15.4    Personalty; Leasehold Improvements . . . . . . . . . . . . . . . . . . .     16

16.      FIRE OR CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

         16.1    Repair; Termination of Lease . . . . . . . . . . . . . . . . . . . . . .     16
         16.2    Lessee's Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

17.      ACCESS             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17

18.      CONDEMNATION       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17

         18.1    Substantial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         18.2    Insubstantial Taking . . . . . . . . . . . . . . . . . . . . . . . . . .     17
         18.3    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

19.      ABANDONMENT        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

20.      SALE BY LESSOR     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

21.      MUTUAL RELEASE; WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . .     18

22.      WAIVER             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

         22.1    Effect of Waivers and Consents . . . . . . . . . . . . . . . . . . . . .     18
         22.2    Certain Waivers by Lessee  . . . . . . . . . . . . . . . . . . . . . . .     19

23.      ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

         23.1    Obligation to Provide Certificate  . . . . . . . . . . . . . . . . . . .     19
         23.2    Effect of Failure to Provide . . . . . . . . . . . . . . . . . . . . . .     19

24.      INTEREST ON PAST DUE OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . .     19

25.      DEFAULTS; REMEDIES; EARLY TERMINATION  . . . . . . . . . . . . . . . . . . . . .     19

         25.1    Default Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
         25.2    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
                 (a)      In General  . . . . . . . . . . . . . . . . . . . . . . . . . .     20
                 (b)      Reletting . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
                 (c)      Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . .     21
         25.3    Re-entry:  Authorities and Effects . . . . . . . . . . . . . . . . . . .     21
         25.4    Additional Remedies:  Termination; Costs . . . . . . . . . . . . . . . .     21
                 (a)      Termination; Damages  . . . . . . . . . . . . . . . . . . . . .     21
                 (b)      Recovery of Costs and Expenses  . . . . . . . . . . . . . . . .     21

                                                                                              C>
26.      NOTICES            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

27.      INABILITY TO PERFORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

28.      SUBORDINATION      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22

29.      SUBSTITUTE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22

30.      BROKERAGE          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22

31.      EXCULPATION        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22

32.      SECURITY           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

33.      MISCELLANEOUS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

         EXHIBIT A        --  Site Plan of Project

         EXHIBIT B        --  Location of Premises

         EXHIBIT B1       --  Floor Plan of Premises

         EXHIBIT C        --  Rules and Regulations

         EXHIBIT D        --  Acknowledgement of Lease Commencement

                                  OFFICE LEASE

                        Located at 39899 Balentine Drive
                                Newark, CA 94560
                  (hereinafter referred to as the "Building")

      THIS LEASE, made this    20th    day of October 1994 by and between

                   AJ Partners Limited Partnership("Lessor");

                                      and

       Voice Plus, Inc., a California Corporation, having its principal place of business at:

                       39899 Balentine, Drive, Suite 350
                          Newark, CA  94560 ("Lessee")



                               WITNESSETH:  That,

         Lessor hereby leases to Lessee and the Lessee hereby leases from the Lessor the Premises described herein for the term, the rent, and subject to the covenants and conditions herein set forth:


                              1. BASIC LEASE TERMS

         This Paragraph 1 contains the basic Lease terms agreed to between Lessor and Lessee and referred to elsewhere in this Lease. Each reference in this Lease to any of the basic Lease terms shall be construed to incorporate all the terms provided herein under each such basic Lease term:

1.1      Project

         The Building (including the Premises) together with the land upon which it is located and all improvements on such land, the legal description of which is set forth on Exhibit A annexed hereto (the "Project").

1.2      Premises; Rentable and Usable Area

         (a) Premises. The Premises shall be and mean Suite 350 located on the third floor of the building as designated on the plan attached hereto as Exhibit B.

         (b) Rentable Area. Lessor and Lessee conclusively and finally agree that the Premises consist of 6,091 rentable square feet (the "Rentable Area").

1.3      Initial Rentable Area of the Project:

         109,626 square feet






                                                 Lessor's Initials  /s/  RJL
                                                                    ------------
                                                 Lessee's Initials  /s/  JG
                                                                    ------------

1.4      Base Rent

         (a)     Base Annual Rent:  $13.20 per square foot.

         (b) Base Monthly Rent: Six Thousand Seven Hundred Dollars and Ten Cents ($6,700.10) per month for Months One through Twenty Seven.

         (c) "Aggregate Annual Rent" means Base Annual Rent multiplied by the Rentable Area of the Premises.


1.5      Additional Rent

         (a) Base Tax Amount: $(included in base operating amount) per rentable square foot per year.

         (b) Base Operating Amount: $6.02 per rentable square foot per year.

         (c)     Base Consumer Price Index:  Not applicable.

         (d)     CPI Percentage:  Not applicable.


1.6      Term

         The term ("Term") of this Lease shall be for twenty seven (27) months and shall commence (the "Commencement Date") at 12:01 a.m. on November 1, 1994, or such earlier time and date as Lessor permits Lessee to take possession of the Premises, and shall conclude at 11:59 p.m. on January 31, 1997, (the "Expiration Date").


1.7      Use

         The Premises shall be used as general business offices and for related uses, specifically telephone and voice mail systems sales, marketing, and general administration, and for no other purpose whatsoever.


1.8      Security Deposit:   Prior security deposit of $6,461.00


1.9      Insurance

         (a) Comprehensive General Liability: One Million Dollars ($1,000,000.00) per occurrence.

         (b) Property Damage: One Million Dollars ($1,000,000.00) per occurrence.

         (c)     Workers Compensation:  $  N/A  .

         (d) Bodily Injury: One Million Dollars ($1,000,000.00) per person, One Million Dollars ($1,000,000.00) per occurrence.


1.10     Lessor's Broker:   Draper and Kramer of California, Inc.

         Lessee's Broker:   None.






                                                 Lessor's Initials  /s/  RJL
                                                                    ------------
                                                 Lessee's Initials  /s/  JG
                                                                    ------------

1.11     Lessor's Mailing Address

                 Draper and Kramer of California, Incorporated
                 as Manager for AJ Partners Limited Partnership
                 39899 Balentine Drive
                 Newark, CA  94560


1.12     Rent

         The term "Rent" means Base Rent and Additional Rent, collectively.


1.13     Interest on Past Due Obligation:  ten percent (10%) per annum.


1.14     Miscellaneous:

         (a) Lessor to improve the premises in accordance with the preliminary space plan attached hereto as Exhibit B1. Lessor, at its sole cost, to improve the premises as follows:

                            a. Demo front storage room & one wall to the existing cafe;
                            b. New carpet in reception area, open office area, and new conference room;
                            c. Move demising wall to include three (3) more window offices from adjacent space;
                            d.      Add sink (with lower cabinets), install
                                    new door and new partition wall to new
                                    cafe area;
                            e.      Patch walls and paint walls in the
                                    reception, open office, new conference
                                    room, and new cafe area only;
                            f.      Patch and shampoo carpets;
                            g. Add double doors to entry way, however, one leaf shall be inactive and just cosmetic.
                            h.      Remove (illegible) in hallway.

                 The above improvements shall not exceed an allowance of $30,000.00; any unused portion of the allowance shall not be credited back as free rent or reduced rent. Lessee shall be required to do their own moving. Other than the above referenced improvements, Lessee to take the premises in "as is" condition.

         (b) In consideration for this Lease, Lessor shall reduce the lease rate from $15.60 to $13.20 psf/year for the original premises consisting of 4,970 square feet for the period from February 1, 1994 through October 31, 1994.

                 Also in consideration for this Lease, Lessee's Base Operating Amount shall be $6.02 psf/year for the original premises consisting of 4,970 rentable square feet for the period from February 1, 1994 through October 31, 1994.






                                                Lessor's Initials  /s/  RJL
                                                                   ------------
                                                Lessee's Initials  /s/  JG
                                                                   ------------

2. TERM; POSSESSION

2.1      Term

         The Term of this Lease is as specified in Paragraph 1 hereof.

2.2      Possession

         If the Lessor shall be unable to give possession of the Premises on the Commencement Date for any reason whatsoever (including, but not limited to, the Premises not being ready for occupancy), the Lessor (and its employees, agents and contractors) shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, unless the delay is the fault of the Lessee (which fault shall include, but not be limited to, Lessee's failure to provide Lessor with plans and specifications relating to any alteration of the Premises in a timely manner) the Rent shall not commence until the Premises are available for occupancy by the Lessee, and no such failure to give possession on the date of commencement of the Term shall in any wise affect the validity of this Lease or the obligations of the Lessee hereunder, nor shall same be construed in any wise to extend the term of this Lease. If, at the Lessee's request, the Lessor shall make the Premises available to the Lessee prior to the date of commencement of the Term for the purpose of decorating, furnishing and equipping the Premises, the use of the Premises for such work shall not create a landlord-tenant relationship between the parties nor constitute occupancy of the Premises within the meaning of the next sentence or of Paragraph 2.2. hereof, but the provisions of this Lease concerning indemnification, insurance and waiver of claims shall apply. If, with the consent of the Lessor, the Lessee shall enter into occupancy of the Premises to do business therein prior to the date of commencement of the Term, all provisions of this Lease shall apply and the Rent shall accrue and be payable from the date of occupancy and the Term shall then commence.

2.3      Surrender of Premises; Repair; Removal of Effects

         Upon the termination or expiration of this Lease and the Term hereby created or upon the termination of Lessee's right of possession, whether by lapse of time or at the option of Lessor by exercise of default remedies or elsewise, Lessee will at once surrender possession of the Premises to Lessor in good order, repair and condition, ordinary wear excepted, and remove all effects therefrom. Without limiting the generality of the foregoing, Lessee agrees to remove, at the termination of this Lease, the items of personal property to which Lessee is entitled under Paragraph 6.3 hereof. All damage to the Premises or the Project arising out of Lessee's moving or property in or out of the Building or Project, including damage to floors due to overloading, shall be fully repaired at Lessee's sole cost and expense. If Lessee shall fail or refuse to remove all such property from the Premises, Lessee shall be conclusively presumed to have abandoned the same, and the title thereto shall thereupon, at Lessor's option upon written notice to Lessee of Lessor's exercise of such option, pass to Lessor without any cost either by set off, credit allowance or otherwise, and Lessor may, at its option as defined under this section, accept the title to such property, or, at Lessee's expense, (a) remove the same or any part thereof in any manner that Lessor shall choose and (b) store the same without incurring liability to Lessee or any other person.

3. BASE RENT

         Lessee shall pay Lessor the Base Monthly Rent in lawful money of the United States which shall be legal tender at the time of payment, in advance on the first day of each calendar month during the Term (or earlier as contemplated by Paragraph 2.2 hereof), at Lessor's Mailing Address (as set forth in Paragraph 1) or at such other place as Lessor may from time to time so designate in writing, except that the first month's rent shall be paid upon the execution hereof. Rent shall be paid, in every instance, without notice, deduction or setoff. The installment of rent payable for any portion, less than all, of a calendar month shall be a pro rata portion of the Rent payable for a full calendar month.






                                                 Lessor's Initials  /s/  RJL
                                                                    ------------
                                                 Lessee's Initials  /s/  JG
                                                                    ------------

4. ADDITIONAL RENT

4.1      Real Estate Taxes

         Lessee shall pay to Lessor, as Additional Rent, in addition to Base Rent and other amounts due Lessor, an amount (the "Tax Contribution") equal to the product of: (1) the Rentable Area of the Premises; multiplied by (2) the amount by which Taxes Per Foot exceeds the Base Tax Amount.

         (a)     Definitions

                 (i) "Taxes Per Foot" means Taxes divided by the Total Rentable Area of the Project (being Initial Rentable Area of the Project increased or reduced by any additions or deletions of rentable area to or from the Project);

                 (ii)     "Taxes" means and includes:

                          (1) all real estate taxes and assessment (whether general or special), sewer rents, rates and charges, transit taxes, rent tax (as hereinafter defined), and any other federal, state or local governmental charge, tax or the like, general, special, ordinary or extraordinary, which may now or hereafter be levied or assessed against or in connection with the Project or any element thereof, or with respect to the ownership, leasing, management control or operation thereof, including state equalization factors, if any;

                          (2) ad valorem or other taxes for or upon Lessor's personal property used in, on, around or in conjunction with the Project;

                          (3) any taxes or the like which shall be levied in lieu of any of the above stated taxes, including, but not limited to, any tax, assessment, levy or charge on rents received from the Project or any portion thereof, or a charge, fee, or a tax on Lessor which is otherwise related to the Project, or an income or franchise tax;

                          (4) any assessment, special assessments or installments thereof (including interest on such installments) against the Project which shall be required to be, or may be, paid during the calendar year in respect to which Taxes are being determined, provided, however, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if the Lessor had elected to have such special assessment paid over the maximum period of time permitted by law; and

                          (5) the fees and costs associated with contesting the foregoing (including, but not to be limited to, such expenses as related to seeking or obtaining reductions in and refunds of Taxes, including but not limited to the expenses of contesting the amount or validity of any taxes, charges or assessments, including, but not limited to, appraisers' fees, experts' fees and other costs incurred without regard to the tax year involved, such expense to be applicable to the year in which such charges are incurred).

                 (iii) "Rent Tax" means and includes any excise, sales or transaction privilege tax imposed or levied by any government or government






                                                 Lessor's Initials  /s/  RJL
                                                                    ------------
                                                 Lessee's Initials  /s/  JG
                                                                    ------------
                          agency upon Lessor as a result of Lessor's receipt of any payment from Lessee, and also means and includes any tax or other charge based in whole or in part upon the value of this Lease, or upon receipt,
                          payment or right to collect Rent hereunder; provided, however, there is excluded herefrom any tax, charge, assessment or the like which is imposed in lieu of real estate taxes and other ad valorem taxes.

         (b)     Time of Payment

                 Lessee shall pay the Tax Contribution to Lessor with respect to each calendar year in monthly installments at the same time and place as installments of Base Monthly Rent are to be paid, in an amount estimated from time to time by Lessor by a written notice to Lessee. Upon receipt by Lessor of all bills for Taxes attributable to a calendar year, Lessor shall furnish Lessee with a written statement of the actual Tax Contribution for such calendar year. If the total amount paid by Lessee during any calendar year of the Term is less than the actual Tax Contribution due from Lessee for such calendar year as shown on such statement, Lessee shall pay the deficiency to Lessor within fifteen (15) days after demand there for by Lessor. If the total amount paid by Lessee during any such calendar year exceeds the actual Tax Contribution due from Lessee for such calendar year, such excess shall be credited against payments hereunder next due. If no such payments are next due, such excess shall be refunded by Lessor. The amount of any refund of Taxes received by Lessor shall be credited against Taxes for the year in which such refund is received.

4.2      Operating Expenses

         Lessee shall pay to Lessor, as Additional rent, in addition to Base Rent and other amounts due Lessor, an amount (the "Operating Contribution") equal to the product of: (1) the Rentable Area of the Premises multiplied by (2) the amount by which Operating Expenses Per Foot exceeds the Base Operating Amount.

         (a)     Definitions

                 (i) "Operating Expenses Per foot" means Operating Expenses divided by the Total Rentable Area of the Project (being the Initial Rentable Area increase or reduced by any additions or deletions of rentable area to or from the Project).

                 (ii) "Operating Expenses" means and includes all costs and expenses incurred or paid by or on behalf of Lessor with respect to the operation, maintenance, repair, or replacement of the Project (except same relating to the premises of individual tenants when the expense is reimbursed to Lessor by the tenant or an insurer) including, but not limited to, the following: the cost of electricity (except electricity used in the Premises or in other demised premises, if the cost thereof is billed directly to Lessee and the tenants of such other demised premises), all utilities, steam, water, fuel, heating, lighting, air-conditioning, window cleaning, janitorial service, security service; all insurance (including, but not limited to, fire, extended coverage, liability, workman's compensation, rent loss, elevator, any other insurance carried in good faith by Lessor and applicable to the Project), painting (but not painting of the space of individual tenant), uniforms, supplies, sundries, and sales or use taxes on supplies or services; costs of compensation, wages, salaries and so-called fringe benefits (including Social Security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans) of all persons engaged in the operation, maintenance and repair of the Project, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Lessor pays






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                                    PAGE 6
                          or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Project; the charges of any agent or independent contractor who, under contract with Lessor or its representatives, does any of the work of operating, maintaining or repairing of the Project; management fees; legal and accounting expenses; or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted management principles would be considered as an expense of maintaining, operating, or repairing the Project. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Lessor, such expense may be proportionately allocated among such related calendar years.

                          Operating Expenses shall also include the cost, as reasonable amortized by the Lessor, of any capital improvements made after completion of initial construction of any improvements in the Project which reduces other Operating Expenses, but in an amount not to exceed such reduction for the relevant year. For purposes of determining Operating Expenses for any year, if the entire Rentable Area shall not have been occupied for any part of the year, Operating Expenses shall include the amount of such expenses that would reasonably have been incurred had the entire Rentable Area been occupied.

                          Operating Expenses shall not include franchise or income taxes imposed on the Lessor, except to the extent hereinbefore provided, nor the cost to the Lessor of any work or service performed in any instance for any tenant (including the Lessee) at the cost of such tenant. Installations of capital improvements for individual tenants within their demised premises is not to be included in Operating Expenses.

                          If Lessor makes any capital improvement during the term of this Lease in order to comply with safety or any other requirements of any federal, state or local law or governmental regulation, then the reasonable annual amortization of the cost of such improvement (with reasonable interest thereon) shall be deemed an Operating Expense in each of the calendar years during which such amortization occurs.

         (b)     Time of Payment; Records and Inspection

                 (i) Payment. Lessee shall pay the Operating Contribution to Lessor with respect to each calendar year in monthly installments at the same time and place as Base Monthly Rent is to be paid, in an amount reasonably estimated from time to time by Lessor by a written notice to Lessee. As promptly as practicable following the close of each calendar year, Lessor shall deliver to Lessee a certificate specifying, in reasonable detail, the amount of Operating Expenses for such calendar year; Lessee shall pay any deficiency to Lessor as shown by such certificate within fifteen (15) days after receipt thereof. If the total amount paid by Lessee during any calendar year exceeds the actual Operating Contribution due from Lessee for such calendar year, such excess shall be credited against payments next due hereunder. If no such payments are next due, such excess shall be refunded by Lessor.

                 (ii) Records and Inspection. Lessor shall cause to be kept books and records with an appropriate system of accounts and accounting practices consistently maintained. Lessee shall have the right for sixty
                          (60) days after receipt of the certificate, during normal business hours after reasonable notice, to inspect records pertinent to Lessor's calculations and Lessor shall make all pertinent bills and the like available for Lessee's inspection. The certificate of Lessor shall constitute a determination which is final and conclusive on both Lessor or Lessee,






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                                    PAGE 7
                          unless Lessee asserts in a writing addressed to Lessor specified error(s) in Lessor's certificate within sixty (60) days after delivery thereof.

4.3      Consumer Price Index Escalation           INTENTIONALLY DELETED

4.4      Other elements of Additional Rent

         All costs and expenses which Lessee assumes or agrees to pay to Lessor pursuant to this Lease shall be deemed Additional Rent and shall be paid to Lessor without any deduction or set-off whatsoever. In the event of non- payment of such cost and expenses, Lessor shall have all the rights and remedies herein provided for in case of non-payment of Rent.

4.5      Late Payment

         Any remedies for non-payment of Rent notwithstanding, if the monthly payment of Rent is not received by Lessor on or before the fifth (5th) day of the month for which such Rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the (illegible) (illegible) day of the month following the month in which Lessee was invoiced, a service charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.






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                                    PAGE 8

5. SECURITY DEPOSIT

         Lessee has deposited with Lessor the sum of set forth in Paragraph 1 as a Security Deposit to secure the full and faithful performance of every provision of this Lease to be performed by Lessee. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or any other sum, or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default, Lessor may use, apply or retain the Security Deposit, or any portion thereof, to reimburse or compensate itself or cure such default. If any portion of said deposit is so used or applied, Lessee shall, within five (5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep this security deposit separate from its general funds and Lessee shall not be entitle to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or an balance thereof shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interests hereunder) at the expiration of the Lease term.


6. CONSTRUCTION; ALTERNATIONS

6.1      Initial Construction

         Lessor agrees to cause the Premises to be completed or modified (the "Work") in accordance with the plans, specifications and agreements approved by both parties, which are attached to and made a part of this Lease. Lessor will not be obliged to construct or install at its expense any improvements or facilities of any kind other than those called for on the attached specifications and agreements. Lessor agrees to commence and complete the Work with reasonable diligence.

6.2      Alternation; Lessee's Work

         Lessee shall make no alterations, modifications, additions or improvements (including initial tenant improvements) to the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessor may impose, as a condition of such consent, such requirements as Lessor in its sole discretion may deem reasonable or desirable, including, without limiting the generality of the foregoing, requirements as to the manner in which, the time or times at which, and the contractor by whom such work shall be done, insurance and bonding standards, and advance waivers of lien.

6.3      Removal or Retention of Alterations and Additions

         All alterations, additions, improvements, modification, fixtures, partitions, counter, railings, wall coverings, window treatments and the like shall become or remain the property of Lessor and shall be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that the Lessor may, by written notice to Lessee given at least thirty (30) days prior to the end of the Term, require Lessee to remove any or all partitions, alterations, additions, improvements, modifications, fixtures, counters, railings, wall coverings, window treatments and the like installed by or for Lessee, and to repair any damage to the Premises from such removal.


7. HOLDING OVER

         If the Lessee retains possession of the Premises or any part thereof after the expiration of the Term or termination of the Lease or of Lessee's right to possession of the Premises, the Lessee shall pay the Lessor monthly rent at one hundred fifty percent (150%) of the monthly rate (including, but not limited to, Base Rent, Tax Contribution and Operating Contribution) payable by Lessee with respect to the last full calendar month prior to such






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                                    PAGE 9
expiration or termination for the time the Lessee thus remains in possession and, in addition thereto, shall pay the Lessor for all damages, consequential as well as direct, sustained by reason of the Lessee's retention of possession. The provision of this Paragraph do not exclude the Lessor's rights of re-entry or any other right hereunder, it being expressly understood that a hold over is a material breach of this Lease.


8. USE

8.1      Basic Use

         Lessee shall use and occupy the Premises for the purposes set forth in Paragraph 1 hereof and for no other purpose.

8.2      Specific Matters

         Lessee shall:

                 (i) Not use or permit upon the Premises anything that would invalidate any policies of insurance now or hereafter carried on the Project or that will increase the rate of insurance on the Premises or on the Project;

                 (ii) Pay all extra insurance premiums which may be caused by the use which Lessee shall make of the Premises;

                 (iii) Not use or permit upon the Premises anything that may be dangerous to life or limb:

                 (iv) Not in any manner deface or injure the Building, the Project or any part thereof or overload any floor of the Premises;

                 (v) Not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other lessee in the Building or the occupants of neighboring property, or tending to injure the reputation of the Project;

                 (vi) Comply with all governmental, health and police requirements and regulations respecting the Premises and the Project;

                 (vii) Not use the Premises for lodging or sleeping purposes or for any immoral or illegal purpose, nor conduct or permit to be conducted upon the Premises any activity contrary to any of the laws of the United States of America or of the state in which the Project is located or which is contrary to the ordinances of the municipality in which the Project is located nor commit or suffer to be committed any waste upon the Premises or the Project.

                 (viii) Not take or permit to be taken or fail to take any action which permits or causes any mechanic's lien or other lien, charge or order for money to be filed against Lessor, all or any portion of the Premises or all or any portion of the Project.

                 (ix) Not exhibit, sell or offer for sale on the Premises, in the Building or on the Project any article or thing without the advance consent of Lessor.

                 (x) Abide by the Rules and Regulations of the Project, as same may exist from time to time or be amended by Lessor, the current Rules and Regulations being appended hereto as Exhibit C.






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                                   PAGE 10

9. LESSEE'S TAXES

9.1      Taxes on Lessee or its Property

         Lessee shall pay, prior to delinquency, all taxes assessed against or levied upon Lessee's fixtures, furnishings, equipment and other personal property located in or upon the Premises. Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the Lessor, Project or Premises. In the event any or all of Lessee's fixtures, furnishings or equipment and other personal property shall be assessed and taxed with said Project or Premises or to Lessor, Lessee shall pay to Lessor its share of such taxes within fifteen (15) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

9.2      Certain Reimbursements of Lessor

         Lessee shall, simultaneously with the payment of any sums required hereunder, reimburse Lessor for any excise, sales or transaction privilege tax imposed or levied by any government or governmental agency upon Lessor as a result of Lessor's receipt of any such payment.


10. CONDITION OF PREMISES

         Lessee's taking possession shall be conclusive evidence as against the Lessee that the Premises were in good order and satisfactory condition when Lessee took possession. No promise of Lessor to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Lessor to Lessee, other than as may be contained herein or in a separate rider or work letter attached hereto and made a part hereof.


11. BUILDING SERVICES

11.1     Utilities

         Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Lessor, and subject to the Rules and Regulations, water, heat, electricity, air conditioning, and any other customary utilities required, in Lessor's sole judgment, for the comfortable use and occupation of the Premises. Lessor (and its employees and agents) shall not be liable for, and Lessee shall not be entitled to, any abatement or reduction of Rent by reason of Lessor's failure to furnish any of the forgoing when such failure is due to any cause beyond the reasonable control of Lessor. Lessor (and its employees and agents) shall not be liable, under any circumstances, for loss, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing, regardless of the reason for such failure; it is understood that Lessee shall carry insurance against these risks with waiver of subrogation in favor of Lessor (and its employees and agents). Lessor may cause any utility to be separately metered and to be billed directly to Lessee; in such instance, Lessee shall promptly pay all utility bills when due.

11.2     Excess Usage by Lessee

         Lessee will not, without the written consent of Lessor, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity, water, heat, ventilation, cooling or other utilities, which would otherwise be furnished or supplied for use of the Premises as general office space; nor connect with electrical current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for



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                                   PAGE 11
         the purposes of using electric current, water or other utilities. If consumption of electricity, water, heat, air conditioning or other utilities by Lessee exceeds or can be expected to exceed that required for normal office use as specified, or should Lessee request the use of this service at other than the normal operating hours, Lessor reserves the right to charge for such service. Lessor reserves the right, at Lessor's sole discretion, to separately assess an extra monthly charge against Lessee (which shall be Additional Rent) in an amount which, in Lessor's reasonable judgement, compensates for such excess usage. If Lessee refuses to pay upon demand of Lessor such extra monthly charge, such refusal shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Lessor to the rights hereinafter granted for such breach and to cease provision of such utility service beyond normal requirements. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon demand by Lessor as Additional Rent.

11.3     Public Facilities; Cleaning and Janitorial Service

         Lessor shall provide public restroom supplies, public area lamp replacement, window washing with reasonable frequency, and janitor and cleaning services to the Premises with reasonable frequency during the times and in the manner that such janitor services are customarily furnished in general office buildings in the area.

11.4     Additional Work or Service; Cost as Additional Rent

         Should Lessee require any additional work or service, other than services described above or supplied other tenants of the Building without separate or additional charge, Lessor may, on terms to be agreed and upon reasonable advance notice by Lessee, furnish such additional service and Lessee agrees to pay the Lessor as Additional Rent such charges as may be agreed on, but in no event at a charge less than Lessor's actual cost plus overhead for the additional services provided, it being agreed that the cost to the Lessor of such additional services shall be excluded from Operating Expense.

11.5     No Warranty; Waiver of Lessor's Liability

         It is understood that Lessor doers not warrant that any of the services referred to above, or any other services which Lessor may supply, will be free from interruption. Lessee acknowledges that any one or more of such services may be suspended by reason of operation of law, mechanical breakdown, or other causes beyond the reasonable control of Lessor, including, but not limited to, acts of God, acts of civil disobedience or strikes. No such interruption or discontinuance of service shall be deemed an eviction or disturbance of Lessee's use and possession of the Premises, or any part thereof, * or render Lessor (and its employees and agents) liable to Lessee for damages by abatement of rent or otherwise, or relieve Lessee from performance of Lessee's obligation under this Lease.

         See * on page 12a.


12. ASSIGNMENT AND SUBLETTING; CHANGE IN OWNERSHIP OF LESSEE

12.1     Lessor's Consent Required

         Lessee shall not, either voluntarily or by operation of law, sell, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Lessee or Lessee's employees, without the prior written consent of Lessor in each instance. Lessor's consent shall not be unreasonably withheld; provided, however, that the proposed assignee or sublessee must be reasonably satisfactory to Lessor as to credit and character and must occupy the Premises for office purposes consistent with Paragraph



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                                   PAGE 12

         11.5 --

         No Warranty; Waiver of Lessor's Liability

         * except that such interruption shall continue to be unabated for thirty (30) days or more and Lessor has not taken reasonable steps to cure such deficiency, Lessor shall consider a partial abatement of rental due by Lessee to the extent of a reasonably beneficial use of the premises as determined solely by Lessor.





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                                    PAGE 12a

         8 of this Lease and Lessor's commitments to other tenants. Lessee shall notify Lessor's of its intent to assign or sublet in writing and shall provide Lessor with a copy of the proposed sublease or assignment and with any information requested by Lessor; Lessor shall inform Lessee of its decision within thirty (30) days after receipt of such notice and all requested information.

         (a)     Effect of Unapproved Assignment or Sublet

                 Any sale, assignment, mortgage, transfer or subletting of this Lease or the Premises which is not in compliance with the provisions of this Paragraph 12 shall be a material breach of this Lease and shall, at Lessor's option, be void and without effect; with respect thereto Lessor shall have all remedies for default, including, but not limited to, the right to terminate this Lease.

         (b)     Certain Effects of Consent

                 The consent by Lessor to any assignment or subletting shall not be construed as relieving Lessee or any assignee or sublessee from obtaining the express written consent of Lessor to any further assignment or subletting or as releasing Lessee from any liability or obligation hereunder (including, but not limited to, the obligation to pay Rent), whether or not then accrued; further, any sublessee or assignee shall be bound by all of the terms and conditions of this Lease (including, but not limited to, this Paragraph 12).

12.2     Lessor's Right to Terminate

         The Lessor reserves the right, should the Lessee request such assignment or subletting, to release the Lessee from the terms and provisions of this Lease and the Lessor shall have thirty (30) days to make such determination. Should the Lessor exercise this right, then the Lease shall terminate as set forth in Paragraph 2.3 as of the date notice is given the Lessee.

12.3     Change in Ownership of Lessee

         (a)     Corporation or Partnership; Lessor's Right to Terminate

                 If Lessee is a corporation or partnership and if the ownership thereof shall materially change at any time or from time to time during the term of this Lease from the present composition of same, or if a substantial portion of the assets of Lessee shall be sold, assigned or transferred with or without a specific assignment of this Lease, or, if Lessee shall merge or consolidate with any firm or corporation, Lessor, at its option, may, by giving sixty (60) days prior written notice to Lessee, declare such change a breach of this Lease subject to the remedies provided for breach in Paragraph 25 hereof.

                 (i)      Corporation

                          Ownership of a corporation shall be deemed to have materially changed if a number of its shares of any class or series which constitute thirty-three percent (33%) of the number thereof outstanding from time to time shall be transferred by either the owners thereof or by the corporation, and such transfer or shares shall not first have been approved in advance in writing by Lessor (which approval will not be unreasonably withheld).

                 (ii)     Partnership

                          Partnership ownership shall be deemed to have materially changed if one-third or more of the partners or if persons or entities holding one-third or more of the partnership interests have changed at any time during the Term of this Lease, or one or more general partners of a



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                                   PAGE 13
                          limited partnership have changed at any time during the Term hereof and such change has not been approved in advance in writing by Lessor (which approval will not be unreasonably withheld).

         (b)     Proprietorship; Landlord's Right to Terminate

                 If Lessee is a sole proprietorship, Lessor shall have the option, without prejudice to the remedies available to it hereunder or otherwise, to terminate this Lease in the event of Lessee's incapacity or death upon sixty (60) days' prior written notice to Lessee or his legal representative. If the ownership shall change or a new party or person acquires an interest without Lessor's prior written consent (which will not be unreasonably withheld), such shall be a breach of this Lease and subject to the remedies set forth in Paragraph 25 hereof.

         (c)     Notice to Lessor

                 Lessee shall immediately give written notice to Lessor of any change in ownership contemplated by this Paragraph 12.3.


13. CARE OF PREMISES

13.1     Lessee's Repairs

         Lessee, at Lessee's own expense, shall take good care of the Premises and shall be responsible for the repair of all damage to the Premises (including, but not limited to, leasehold improvements, fixtures, carpeting and wall coverings) and the Project, and shall replace or repair all damaged or broken fixtures, lamps, ballasts, glass and appurtenance which are made necessary as a result of any use, misuse, neglect or negligence of Lessee, its employees, agents or invitees. Lessor shall effect such repairs, and Lessee shall pay Lessor the cost thereof, as Additional Rent, upon being billed for same, or Lessor shall have the right to deduct the same from the Security Deposit held by Lessor. Lessor may, but shall not be required to, enter the Premises at all reasonable times to make any repairs as Lessor shall desire or deem necessary to the Premises or to the Building of which the Premises form a part or to any equipment in or servicing such Building or as Lessor may be required to do by the order or decree of any court or by any other governmental authority.

13.2     Lessor's Repairs

         Except as otherwise provided herein, Lessor shall repair and maintain the Building (including the plumbing, heating, air conditioning and electrical systems), grounds, common areas, facilities and other elements of the Project, the cost of such being Operating Expenses. Lessor shall not be liable for any failure to make any repairs or to perform any maintenance unless written notice of the need for such repairs or maintenance is given to Lessor by Lessee, and unless Lessor then fails to commence such repairs or perform such maintenance within a reasonable period of time and thereafter fails to use due diligence in so doing. Except as provided in Paragraph 16 hereof, there shall be no abatement of rent and no liability of Lessor (and its employees and agents) by reason of any entry to or interference with Lessee's business arising from the making of any repairs or effectuation of any maintenance in or to any portion of the Building or the Premises or the Project or in or to fixtures, appurtenances and equipment therein or thereon. Lessee waives the right to make repairs at Lessor's expense under any provision of statutory or common law now or thereafter in effect.



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                                   PAGE 14

14. RIGHT RESERVED TO LESSOR

         Lessor has, and shall retain, all rights with respect to the Premises, Building and Project not expressly granted to Lessee hereunder; such rights are, and shall be, exercisable without notice and without liability to Lessee for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession or giving rise to any claims for set off or abatement of Rent. Such rights include, but are not limited to, the following:

         (i)     To change the Building's name or street address.

         (ii) To install, affix and maintain any and all signs on the exterior, interior and/or roof of the Building.

         (iii) To designate and/or approve, prior to installation, all types of window shares, blinds, drapes, awnings, window ventilators and other similar equipment and control all internal lighting, that may be visible from the exterior lobbies, hallways or other common areas.

         (iv) To show the Premises to prospective tenants at reasonable hours and if vacated by Lessee, to prepare the Premises for reoccupancy.

         (v) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No lock shall be changed and no new lock shall be installed without the prior written consent of Lessor.

         (vi) To decorate and to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building or in any part thereof and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend obligations hereunder so long as the Premises are reasonable accessible.

         (vii) To have and retain a paramount title to the Premises, free and clear of any act of Lessee purporting to burden or encumber it.

         (viii) To grant or deny to anyone the right to conduct any business or render any services in or to the Building or the Project, provided such exclusive right shall not operate to exclude Lessee from the use expressly permitted herein.

         (ix) To require all furniture and similar items to be moved into and/or out of the Building and Premises only at such times and in such manner as Lessor shall direct in writing. Movements of Lessee's property into or out of the Building and within the Building are entirely at the risk and responsibility of Lessee, and Lessor reserves the right to require permits before allowing any such property to be moved into or out of the Building.

         (x) To approve or disapprove in writing the placing of vending or dispensing machines of any kind in or about the Premises.

         (xi) To have access for Lessor and other tenants of the Building or the Project to any mail chutes located on the Premises according to the rules of the United States Post Office.

         (xii) To close the Building after regular working hours and on Saturday, Sunday and legal holidays, subject, however, to Lessee's right to admittance under such regulations as Lessor may prescribe from time to time.



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                                   PAGE 15

15. DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE

15.1     Indemnification

         Lessee shall, and does hereby agree to indemnify and hold Lessor and its employees and agents harmless from any and all loss, cost, liability, damage or claims arising from Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Lessee (or any of its employees, agents or invitees) in or about the Premises or the Project, and shall further indemnify and hold Lessor and its employees and agents harmless from any and all loss, cost, liability, damage or claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act, failure to act or negligence of Lessee, or any of its agents or employees, and from all costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its employees and agents by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises from any cause which does not result solely and directly from the negligence of Lessor, and Lessee hereby waives all claims in respect thereof against Lessor and agrees to carry insurance sufficient to protect against all such claims (with waiver of subrogation in Lessor's favor).

15.2     Waiver of Certain Claims

         Lessor and its employees and agents or anyone authorized to act for Lessor shall not be liable for any damage to property entrusted to employees of Lessor, Lessor's agent or the Project, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness or any other cause whatsoever which does not result solely and directly from the negligence of Lessor. Lessor or its agents shall not be liable for interference with the natural light, nor shall Lessor be liable for any latent defect in the Premises or in the Building. Lessee shall give prompt notice to Lessor of any fire, accident or defect discovered within the Premises or the Building.

15.3     Lessee's Insurance

         Lessee agrees to carry at its own expense throughout the term of the Lease, insuring both Lessor (and its employees and agents) and Lessee, comprehensive public liability insurance and such other insurance specified in Paragraph 1 hereof, all of which shall be in the amounts specified in Paragraph 1, insurance customarily carried by entities in businesses similar to that of Lessee in customary amounts for the size of Lessee's business, and such other insurances as Lessor may reasonably request; all insurance shall be placed with insurance companies approved by Lessor. Lessee shall deliver a Certificates of Insurance to Lessor prior to the date of occupancy of the Premises and said insurance policy shall list and protect Lessor and Lessee as their interests may appear and shall contain an endorsement stating that the insurer agrees to give no less than thirty (30) days' prior written notice to Lessor in the event of modification or cancellation thereof.

15.4     Personalty; Leasehold Improvements

         Lessee shall carry insurance for the full replacement value of its personal property and leasehold improvements, trade fixtures and the like; Lessor (and its employees and agents) shall be a named or additional insured on all such policies.



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                                   PAGE 16

16. FIRE OR CASUALTY

16.1     Repair; Termination

         If the Premises or the Building (including machinery and equipment used in its operation) or the Project is wholly or partially destroyed or damaged by fire or other casualty which is covered by the usual form of fire and extended coverage insurance, and if such destruction or damage is not caused by the act or neglect of Lessee, its agents or servants, then Lessor shall be obligated to repair and restore the same with reasonable promptness, unless Lessor elects to terminate this Lease as hereinafter set forth. In the event the Premises or the Building or the Project is wholly or partially destroyed or damaged as a result of any cause, other than the perils covered by the usual form of fire and extended coverage insurance, or in the event the Premises or the Building or the Project is destroyed or damaged by any fire or casualty to the extent of not less than twenty-five percent (25%) of the replacement cost thereof, then Lessor shall have the option to terminate this Lease by giving notice to Lessee within sixty (60) days after the occurrence of such damage or destruction. If Lessor does not terminate this Lease as provided above, it shall proceed to complete the necessary restoration or repairs with reasonable diligence and this Lease shall continue in full force and effect; provided, however, that if any destruction or damage not caused by the act or neglect of Lessee, its agents or servant, renders the Premises untenantable, and if this Lease is not terminated as provided herein by reason of such damage or destruction, then Rent shall abate during the period beginning with the date of such destruction or damage and ending with the date when the Premises are again rendered tenantable by an amount bearing the same ratio to the total amount of Rent due for such period that the untenantable portion of the Premises bears to the entire Premises.

16.2     Lessee's Property

         Lessor shall in no event be obligated to repair any injury or damage by fire or other cause or to make any repairs or replacements of any items, improvements, alternations, modifications or the like installed or effected by or for Lessee or at its expense.


17. ACCESS

         Lessor, and any one authorized by Lessor, shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or lessees of the Premises, Project or Building, and making such alterations, repairs, improvements or additions to the Premises or to the Project or Building of which they are a part as Lessor may deem necessary or desirable. If Lessee shall not personally be present to open and permit an entry into the Premises at any time when such entry by Lessor is necessary or permitted hereunder, Lessor may enter by means of a master key or may enter forcibly, without liability to Lessee except for any failure to exercise due care of Lessee's property, and without breaching the terms of this Lease.


18. CONDEMNATION

18.1     Substantial Taking

         If all or any part of the Premises or the Project is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), or if any adjacent property or street is so taken or is improved, and such taking, condemnation or improvements renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority or such improvements is completed, and Base Rent and Additional Rent shall be apportioned as of such date.






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                                   PAGE 17

18.2     Insubstantial Taking

         If any part of the Premises or the Project is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation), or if any adjacent property or street is so taken or is improved, and this Lease is not terminated pursuant to Paragraph 18.1 hereof, Lessor, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restoration (exclusive of leasehold improvements and personal property installed by Lessee) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Project to the extent necessary to constitute the portion of same not so taken or condemned as a complete architectural unit. In the event of any taking or condemnation described in this Paragraph 18.2, the Rentable Area of the Premises stated in Paragraph 1 hereof and the Rentable Area of the Project as specified in this Lease, shall, for the period of such taking, be reduced, respectively, for all purposes under this Lease (including the calculation of Rent) by the number of square feet of rentable area of the Premises, if any, and the Project, if any, so taken or condemned.

18.3     Compensation

         Lessor shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Lessee, and Lessee hereby assigns to Lessor all of Lessee's interest, if any, in such award; provided, however, Lessee shall have the right separately to pursue against the condemning authority award in respect of the loss, if any, to leasehold improvements paid for by Lessee without any credit or allowance from Landlord and the expense of relocation.


19. ABANDONMENT

         Lessee shall not vacate or abandon the Premises at any time during the Term, and if Lessee shall abandon, vacate or surrender said Premises or be dispossessed by process of law or otherwise, any personal property belonging to Lessee and left in the Premises shall be conclusively presumed to be abandoned and may be kept or disposed of by Lessor as provided in Paragraph 2.3 and Paragraph 7 hereof. Any such vacation, abandonment, surrender or dispossession shall be a material breach of this Lease, and Lessor shall have all remedies set forth herein or otherwise available at law, equity or elsewise with respect thereto. The Premises shall be deem "abandoned" as defined in Paragraph 25.1
(i).


20. SALE BY LESSOR

         In the event of a sale or conveyance by Lessor of the Project, the Premises or the Building, the same shall operate to release Lessor from any future liability upon or with respect to this Lease and any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the successor in interest of Lessor in and to this Lease with respect to such matters and the performance of Lessor's obligations hereunder. This Lease shall not be affected by any such
sale, and Lessee agrees to attorn to such successor in interest.   If any
security deposit has been made by Lessee hereunder, Lessor may transfer such security deposit to such successor in interest and thereupon Lessor shall be discharged from any further liability in reference thereto.


21. MUTUAL RELEASE; WAIVER OF SUBROGATION

         Lessor and Lessee each hereby release the other, and the management agent of the Project, from any and all liability or responsibility for any direct or consequential loss, injury or damage to the Premises, its contents, caused by fire or any other casualty, during the Term of this Lease, even if such fire or other casualty may have been caused by the negligence (but not the willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other






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                                   PAGE 18
person), each party hereto agrees if required by said policies to give to each insurance company which has issued to it fire and other property insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.


22. WAIVER

22.1     Effect of Waivers and Consents

         No waiver by Lessor of any provision of this Lease or any breach by Lessee hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act of Lessee whether or not similar to the act so consented to or approved. No act done by Lessor or anyone authorized by Lessor during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Lessor. No agent or employee of Lessor or of any entity authorized by Lessor shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any such employee or agent shall not operate as a termination of the Lease or a surrender of the Premises.

22.2     Certain Waivers by Lessee

         Except as provided in Paragraph 25 relating to Lessor's remedies, Lessee hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statue or other law.


23. ESTOPPEL CERTIFICATE

23.1     Obligation to Provide Certificate

         Lessee shall, at any time and from time to time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such default if they are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

23.2     Effect of Failure to Provide

         Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor,
         (ii) that there are no uncured defaults in Lessor's performance, (iii) that no rental has been paid in advance, and (iv) that any other matters submitted for verification are true. Lessee's failure to provide such statement within the specified time shall be a material breach of this Lease.






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                                   PAGE 19

24. INTEREST ON PAST DUE OBLIGATIONS

         Any amount due from Lessee to Lessor hereunder which is not paid when due shall bear interest at the rate specified in Paragraph 1 hereof (or if none is so specified at the rate of one and one half percent (1-1/2%) per month) from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Lessee under this Lease.

         If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.


25. DEFAULT; REMEDIES; EARLY TERMINATION

25.1     Defaults Defined

         The occurrence of any one or more of the following events shall constitute a material default ("Default") and breach of this Lease by
         Lessee:

                 (i) The vacating, surrender or abandonment of the Premises by Lessee or dispossession by process of law or otherwise. Lessee shall be deemed to "abandoned" the Premises for all purposes of this Paragraph 25 in the event Lessee shall not use the Premises in the conduct of its business for ten (10) or more consecutive business days, unless Lessee is prevented from doing so by fire, act of God, casualty or other cause (other than financial or business causes) beyond Lessee's reasonable control; such non-use of the Premises shall not be deemed an abandonment thereof if Lessee continues to pay Rent unless the Premises are on the ground floor.

                 (ii) The failure of Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee.

                 (iii) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee.

                 (iv) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where such seizure is not discharged within thirty
                          (30) days.

25.2     Remedies

         (a)     In General

                 In the event of any Default by Lessee, at any time thereafter, and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach, Lessor may: (i) without terminating






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                                   PAGE 20
                 the Lease or Lessee's right to possession of the Premises, hold Lessee responsible for all terms of this Lease and all damages (including, but not limited to, consequential damages) resulting from the Default, (ii) terminate Lessee's right to possession of the Premises and re-enter the Premises with or without terminating this Lease and hold Lessee responsible for all terms of this Lease and all damages (including, but not limited to, consequential damages) resulting from the Default;
                 (iii) distrain for Rent; or (iv) pursue any other remedy at law, in equity, by statue or elsewhere available. In the event that Lessor elects to terminate Lessee's right to possession of the Premises, Lessee shall surrender the Premises as specified in Paragraph 2.3 hereof.

         (b)     Reletting

                 Lessor shall have no obligation to attempt to relet. Upon re-entering the Premises, Lessor may relet the Premises or any part thereof (but giving priority to the letting of other available space in the Project) for such term, on such conditions and at such rental as Lessor may deem advisable with the right to make alterations and repairs to the Premises. Should Lessor elect to relet, rental received by Lessor from reletting shall be applied in this order: first, to any indebtedness other than rent due under this Lease; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alteration and repairs to the Premises; fourth, to the payment of Rent due and unpaid under this Lease; and the remainder, if any, shall be held by Lessor and applied in payment of future Rent as the same becomes due and payable under this Lease. Should rentals received from such reletting during any month be less than that agreed to be paid during that month by Lessee under this Lease, then Lessee immediately shall pay and be liable for such deficiency to Lessor.

         (c)     Injunctive Relief

                 In the event of any violation or attempted violation of this Lease or of any of the terms, covenants or provisions hereof by Lessee, Lessor shall be entitled to equitable relief (including but not limited to, restraint by injunction) without waiting for such violation or attempted violation to become a Default.

25.3     Re-entry; Authorities and Effects

         Upon any re-entry pursuant hereto, Lessor may remove therefrom all personal property, fixtures, signs and other property, and such property may be removed and stored in any place for the account and at the expense and risk of Lessee. Lessee hereby waives all claims for damages which may be caused by the re-entry of Lessor and taking possession of the Premises, or the removing or storage of the property as herein provided, and will save Lessor harmless from any loss, cost or damages occasioned thereby, and no such re-entry shall be considered or construed to be forcible entry or detainer.

                 No such re-entry or taking possession by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Lessee.

25.4     Additional Remedies; Termination; Costs

         (a)     Termination; Damages

                 At any time that as Default exists, and notwithstanding any reletting without termination or other action Lessor may have taken in relation to such Default, Lessor may elect to terminate this Lease; such election shall be effected by written notice to Lessee. Should Lessor at any time terminate this Lease for any Default, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such breach,





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                                   PAGE 21
                 including, without limitation, consequential damages, the cost of recovering the Premises and the present worth (at the time of such termination) of the Rent and charges equivalent to rent as reserved in this Lease for the remainder of the Term.

         (b)     Recovery of Costs and Expenses

                 Lessee shall reimburse Lessor for all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Lessor in conjunction with the enforcement of the terms of this Lease and the exercise of any remedies.


26. NOTICES

         All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered to each as follows:

                 (a) To Lessor at the Mailing Address specified in Paragraph 1 hereof.

                 (b) To Lessee at either the Premises or its principal place of business as specified above.

         Such addresses may be changed by written notice to the other party. Mailed notices shall be sent by United States certified or registered mail, postage prepaid. Such notices shall be deemed to have been given upon posting in the United States mail.


27. INABILITY TO PERFORM

         This Lease and the obligations of Lessee hereunder shall not be affected or impaired because Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any strike, other labor dispute, or other cause beyond the reasonable control of Lessor.


28. SUBORDINATION

         Lessor expressly reserves the right, at any time or from time to time, to place liens and encumbrances on and against the Premises and the Project, superior in lien and effect to this Lease and the estate created hereby; provided, however, that any such lien or encumbrancer shall provide that the holder thereof will recognize Lessee's rights hereunder, notwithstanding any foreclosure of such lien or encumbrance.

         If Lessor's interest in the Property is acquired by any ground Lessor, beneficiary under a Deed of Trust, mortgagee, or purchaser at a foreclosure sale, Lessee shall attorn to the transferee of or successor to Lessor's interest in the Property and recognize such transferee or successor as Lessor under the Lease. Tenant waives the protection of any statute or rule of law which gives, or purports to give, Lessee any right to terminate this Lease or surrender possession of the Property upon the transfer of Lessor's interest.


29. SUBSTITUTION OF PREMISES

         Lessor may, at its election, upon thirty (30) days' written notice to Lessee of its desire to do so, exclude the specified leased Premises from the Lease and substitute other premises (which will, thereafter, be the "Premises") within the Project therefor, upon the following terms and conditions:

         (a) The substituted premises shall contain approximately the same square footage as the specified leased Premises, without increase of rental and shall be usable for Lessee's purpose.






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                                   PAGE 22

         (b) Any and all costs necessary or incidental to Lessee's move to the substituted premises shall be at the sole cost and expense of Lessor and free of all cost and expense to Lessee.

         (c) Upon the expiration of thirty (30) days after such written notice to Lessee, the substituted premises shall be considered the leased Premises described in the Lease, for all uses and purposes, as though originally leased unto Lessee at the time of the execution and delivery of this Lease, and the specified leased Premises shall be considered excluded from the Lease.

         Lessee's failure to cooperate and to move to the substitute premises in a timely and orderly fashion shall be a material breach hereof and shall be deemed to be a holdover of the Premises.


30. BROKERAGE

         Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction except as identified in Paragraph 1 hereof and that no broker, agent or other person brought about this transaction, other than the Broker identified in Paragraph 1, and Lessee agrees to indemnify and hold Lessor harmless from and against any claim by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with or for Lessee with regard to this leasing transaction. The provisions of this Paragraph shall survive the termination of this Lease.


31. EXCULPATION

         Neither Lessor nor any present or future general or limited partner of Lessor, or its or their assigns, nor their respective partners, agents, officers, or employees, shall have any personal liability of any kind or nature, for or by reason of any matter or thing whatsoever, under or in connection with this Lease. Lessee shall look solely to the Project for satisfaction of any claim against Lessor or arising under this Lease. The limitation of liability provided in this Paragraph is in addition, and not in limitation of, any applicable limitation on liability provided by law or by any other contract, agreement or instrument.


32. SECURITY

         Lessor has no obligation or responsibility whatsoever to provide or oversee security or security services for the Premises, the Building or the Project; but Lessor may, in its sole discretion, provide security or retain a security service. Lessee (for itself, its employees and agents and any person claiming through Lessee) hereby releases Lessor and Lessor's employees, agents and manager from, and waives any and all claims for loss of or damage to person or property sustained by Lessee (or any employees or agents, or any persons claiming through Lessee) or by any occupant of the Project, Building or the Premises or any part thereof relating to, resulting from or in any way deriving from the effectiveness, sufficiency, insufficiency or absence of security or security services for or with respect to the Premises, the Building or the Project.


32. MISCELLANEOUS

         (a) All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

         (b) The provisions hereof shall apply without regard to the number or gender of words and expressions unused herein.

         (c) Each of the provisions of this Lease, shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Lessor and of Lessee, but






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                                   PAGE 23
                 also their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Paragraph 12 hereof.

         (d) Submission of this instrument for examination shall not bind Lessor in any manner, and no lease or obligation of Lessor shall arise until this instrument is signed and delivered by Lessor and Lessee.

         (e) No rights to light or air over the property, whether belonging to Lessor or any other person, are granted to Lessee by this Lease.

         (f) Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations established by the Lessor for the Building.

         (g) Clauses, plats and riders, if any, signed by Lessor and Lessee and endorsed on or affixed to this Lease are a part hereof.

         (h) Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         (i) The paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

         (j) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         (k) This Lease shall be governed by and controlled pursuant to the laws of the state in which the Project is located.

         (l) No receipt of money by the Lessor from the Lessee after the termination of this Lease or Lessee's right to occupancy of the Premises, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Lessor's consent is required.

         (m) This Lease shall not be recorded without the consent of Lessor.

         (n) In the absence of fraud, no person, firm or corporation, or the heirs, legal representative, successors and assigns, respectively thereof, executing this Lease as agent shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

         (o) In the event of variation or discrepancy, the Lessor's original copy of the Lease shall control.






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                                   PAGE 24

         (p) If because of any act or omission of Lessee, its employees, agents, contractors, or subcontractors, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against Lessor, or against all or any portion of the Premises or the Building of which the Premises are a part or the Project, Lessee shall, at its own cost and expense, cause the same to be discharged of record or give the Lessor a surety bond of at least 200% of the lien, within thirty (30) days after the filing thereof, and Lessee shall indemnify and save harmless Lessor, its employees and agents against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys' fees resulting therefrom.



         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year as set forth above.



LESSOR:                                                LESSEE:

AJ PARTNERS LIMITED PARTNERSHIP                        VOICE PLUS, INC.
                                                       a California Corporation
By:  Draper and Kramer of California, Inc.
     a California Corporation
Its: Manager



/s/ Richard J. Loeber                                  /s/ James Gillespie
--------------------------------------------           ------------------------

By:  Richard J. Loeber                                 By:   James Gillespie
Its: Vice President                                    Its:  President




/s/ Lawrence A. Cohen
--------------------------------------------

By:    Lawrence A. Cohen
Its:   Senior Vice President






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                                   PAGE 25

                                                                       EXHIBIT A
                                                            SITE PLAN OF PROJECT




                                     [MAP]





GROUND LEVEL                                 Building plans, elevations and
FLOORPLAN AND                                site plan layouts are subject
PARKING AREAS                                to change without notice.











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                                   PAGE 26

                                                                       EXHIBIT B
                                                            LOCATION OF PREMISES




                             39899 BALENTINE DRIVE
                                NEWARK, CA 94560


                                  [FLOORPLAN]



Third Level                         [ ] Each square foot equals 5 ft per
                                        side or 25 sq. ft
Floorplan

                                    Building plans, elevations and site plan lay outs are subject to change without notice.














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                                   PAGE 27

                                                                      EXHIBIT B1
                                                          FLOOR PLAN OF PREMISES



                                  [FLOOR PLAN]



--------------------------------------------------------------------------------

FLOOR PLAN - SUITE 350 VOICE PLUS EXPANSION                                 DATE
                                                                         9-13-94

--------------------------------------------------------------------------------

HALLENBECK CHAMORRO & ASSOCIATES                                  BALENTINE PARK
A  R  C  H  I  T  E  C  T  U  R  E                                    NEWARK, CA
2415 Mariner Square Dr. Alameda, CA 94501  (510) 523-9121
--------------------------------------------------------------------------------






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                                   PAGE 28

                                                                       EXHIBIT C
                                                           RULES AND REGULATIONS



                                 BALENTINE PARK
                             39899 Balentine Drive
                               Newark, CA  94560


It is agreed that the following rules and regulations shall be and are hereby made a part of this Lease, and the Tenant agrees that its employees and agents, or any other permitted by the Tenant to occupy or enter said premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other defaults herein:

         1. The sidewalks, entries, passages, stairways, and elevators shall not be obstructed by the Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from their offices.

         2.      (a)      Furniture, equipment or supplies shall be moved in or
                          out of the building, only upon the elevator designated by the Landlord (if the building is so equipped), and then only during such hours and in such manner as may be prescribed by the Landlord.
                          The designated time for moving shall be Saturdays
                          8:00 A.M. to 12:00 Noon or weekdays after 5:30 p.m.

                 (b) No safe or article, the weight of which may constitute a hazard or danger to the building or its equipment shall be moved into the premises.

                 (c) Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the building only during such hours and in such manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designate the location of such articles in the space hereby demised.

         3. Tenant shall not place any movable objects including antennas, outdoor furniture, etc., in the parking areas, landscaped area, or other areas outside of said premises, or on the roof of said premises.

         4.      No auction, public or private, will be permitted.

         5. The light through transoms and glass partition opening into the halls and other parts of the building shall not be obstructed in any way by the Tenant. Tenant shall not place any signs, posters, or lettering on any exterior glass or door except for signage as provided by LESSOR.

         6. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Tenant, its agents, or employees, shall be paid for by the Tenant. No person shall waste water by tying back or wedging the faucets, or in any other manner.

         7. No animal shall be allowed in the offices, halls, corridors, and elevators in the building.

         8. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the building, nor shall any obstruction of sidewalks or entrances of the building by such be permitted. Bicycles shall be parked in racks provided.





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                                    Page 1

                                                                       EXHIBIT C
                                                           RULES AND REGULATIONS


          9. No person shall disturb the occupants of this or adjoining building or premises by the use of any radio or musical instrument or by the making of loud or improper noise.

         10. The Tenant shall not allow anything to be placed on the inside or outside window ledges of the building, nor shall anything be thrown by the Tenant, its agents, or employees, out of the windows or doors, or down the corridors, elevator shafts, or skylights of the building.

         11. No additional lock or locks shall be placed by the Tenant on any door in the building unless written consent of the Landlord shall first have been obtained. A reasonable number of keys to the demised premises and to the toilet rooms will be furnished by the Landlord, and neither the Tenant, its agents, or employees, shall have any duplicate key made. At the termination of this tenancy, the tenant shall promptly return to the Landlord all keys to offices, toilet rooms, or vaults.

         12. If the Tenant desires telegraphic, telephonic, or other electric connections, Landlord or its agent will direct the electrician as to where and how the wires may be introduced, and without such direction, no boring or cutting of wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

         13. No awnings shall be placed over the windows except by the consent of the Landlord.

         14. The Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the demised premises. The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought in to the building.

         15. Any painting or decorating as may be agreed to be done by and at the expense of the Landlord shall be done during regular working hours; should the Tenant desire such work done on Saturdays, Sundays, holidays, or outside of regular working hours, the Tenant shall pay for the extra cost thereof.

         16. The Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling, partitions or floors of the demised premises or of the building, and any defacement, damage, or injury caused by the Tenant, its agents, or employees, shall be paid for by the Tenant.

         17. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care, and cleanliness of the premises and for the preservation of good order therein.

         18. Lessee shall not use the name of the building in connection with or in promoting or advertising the business of Lessee except as to Lessee's address. Lessor shall have the right to prohibit the use of the name of the project or other publicity by Lessee which in Lessor's opinion tends to impair the reputation of the project or its desirability for the other Lessees. Lessees will refrain from or discontinue such publicity upon notification by Lessor.





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                                    Page 2

                                                                       EXHIBIT C
                                                           RULES AND REGULATIONS


         19. Lessee shall not disturb, solicit, or canvass any occupant of the project and shall cooperate to prevent the same.

         20. The leased premises shall not be used for lodging, sleeping, or cooking (except by means of microwave oven, hot plate and the like) or for any immoral or illegal purpose or for any purpose that will damage the premises or the reputation thereof or for any purpose other than that specified in the lease covering the premises.

         21. The parking areas within the office park complex shall be used solely for purposes of passenger vehicle parking, and for vehicular and pedestrian ingress and egress during normal office hours only, and for no other purpose. Carwashing and automotive work is strictly prohibited. The parking of trucks, trailers, recreational vehicles and campers is specifically prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed with 48 hours. There shall be no "for sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings.

         22. Lessee shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the building by reason of noise, odor, and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the premises of the project. Lessee shall maintain the leased premises free from mice, bugs, and ants attracted by food, water, or storage materials. Lessor is responsible for maintaining the outside area.

         23. Lessor reserves the right to exclude or expel from the complex any person who in the judgment of the Lessor is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the said project.

         24. All entrance doors in the complex shall be closed and securely locked when the premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress. Lessee must observe strict care and caution that all water faucets and any other apparatus is shut off before Lessee or Lessee's employees leave the premises and that all electricity, gas, etc., shall likewise be carefully shut off as to prevent waste or damage.

         25. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instruction from Lessor. Lessee shall give Lessor prompt notice of any defects in the water, sewage, gas pipes, electrical lights and fixture, heating apparatus, or any other service equipment.

         26. Normal hours for the office building to be open and HVAC to operate are 7:00 a.m. to 6:00 p.m., Mondays through Fridays and 8:00 a.m. to 12:00 Noon Saturdays, legal holidays excluded.

         27. The Health Club is an amenity offered for the exclusive use of the Tenant and their employees at the Office Complex. No guests shall be allowed without the consent of the Lessor.





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                                    Page 3

                                                                       EXHIBIT C
                                                           RULES AND REGULATIONS


         28. The Health Club will be open from 7:00 a.m. to 7:00 p.m., Mondays through Fridays; closed on Saturdays and Sundays.

         29. The use of the equipment in the Health Club is at your own risk.

         30. The Health Club or the Lessor shall not be responsible or liable for articles lost or stolen in the locker rooms or in the lockers or for personal injuries. Items may not be left in the locker room overnight.

         31. In the event of any disagreements and conflicts regarding the use of any of the Health Club facilities, decisions will be made by the Lessor and all such decisions will be final.

         32. Smoking is not permitted inside the building; that includes the common areas of the building, i.e. the lobby, hallways, restrooms, stairwells, elevators, mail room and fitness center.






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                                                                 ------------
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                                                                 ------------

                                                                       EXHIBIT C
                                                           RULES AND REGULATIONS


                                 MOVING POLICY
                             39899 BALENTINE DRIVE
                                NEWARK, CA 94560


The following rules pertain to moving furniture equipment, and supplies in and out of the building.


         ANY MOVERS THAT DO NOT ADHERE TO THE FOLLOWING RULES WILL NOT BE ALLOWED TO ENTER THE PREMISES OR WILL BE REQUIRED TO DISCONTINUE THE MOVE.

1. Clean masonite sections will be used as runners on all finished floor areas where heavy furniture or equipment is being moved with wheel or skid type dollies. The masonite must be at least one fourth inch thick, 4' x 8' wide sheets in elevator lobbies and corridors, and 32" wide sheets through doors and in Tenant space. All sections of masonite must be taped or overlapped to prohibit sliding.

2. The mover must provide and install protective coverings on all walls, door facings, elevator cabs, and other areas along the route to be followed during the move. These areas will be inspected for damage after the move.

3. Any damage to the building or fixtures caused by the move will be repaired or paid for by the moving company.

4. Only the service elevator will be used for the movement of furniture, equipment, and supplies unless prior written approval to use additional elevators has been granted by the Landlord.

5. Move ins of large quantities of furniture, equipment or supplies must be accomplished after 6 p.m. on weekdays, on weekends or holidays, or, with prior approval.

6. The moving company must make arrangements with the Building Management Office for use of the elevator for each move. A firm arrival time will be established. Penalties can be established for delays.

7. Generally, the moving company will be required to remove all boxes, trash, etc., when leaving the building. Any materials left behind will be disposed of and charges for this disposal will be sent to the moving company.

         Prior arrangements can be established.

8. The moving company must carry insurance including, but not to be less than, the following:.

         a. Workmen's Compensation in statutory limit for the State of California, with employee's liability, bodily injury, personal injury, and property damage. Liability insurance in comprehensive general liability form and certificate evidencing same shall be furnished to Landlord before moving any items into the building. In addition, the moving company must agree to protect, indemnify, and save Landlord harmless from and against all claims, demands and causes of action of every kind in character arising in favor of moving company's employees, Landlord's employees or other third parties on account



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                                    Page 5

                                                                       EXHIBIT C
                                                           RULES AND REGULATIONS


                 of bodily injury, personal injury, death or damage to property in any way resulting from willful or negligent acts or omissions of moving company, its agents, employees representatives, or subcontractors. The moving company shall be responsible for all damages and losses sustained by them to their tools and equipment utilized in the performance of all work thereunder.

         b. Comprehensive General Liability insurance policy shall include coverage for hazards of premises -- operation, elevators, products, and completed operations and including personal injury coverage part and contractual liability coverage part designating the assumptions of liability under performance of the act of moving. Property damage insurance shall be in broad form, including completed operations.

         c. Each moving company moving supplies, furniture, and/or equipment through this building shall secure and present to the Property Manager a certificate reflecting these coverage at least seventy-two (72) hours before the move takes place.



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                                    Page 6

                                                                       EXHIBIT D
                                           ACKNOWLEDGEMENT OF LEASE COMMENCEMENT


         This Acknowledgement is executed as of _____ day of November 1994 with reference to that certain Lease Agreement ("Lease") dated October 20, 1994, by and between AJ PARTNERS LIMITED PARTNERSHIP ("Lessor") and VOICE PLUS, INC. ("Lessee").

         Lessor and Lessee hereby acknowledge and agree as follows:

         1. That the Lessee accepted possession of the Demised Premises (as described in said Lease) on November 1, 1994, and acknowledge that the premises are as represented by Lessor and in good order, condition and repair; and that the improvements, if any required to be constructed for Lessee by Lessor under this Lease, have been so constructed and are satisfactorily completed in all respects.

         2. That all conditions of said Lease to be performed by Lessor prerequisite to the full effectiveness of said Lease have been satisfied and that Lessor has fulfilled all of its duties of an inducement nature.

         3. The Commencement Date under the said Lease is November 1, 1994. The Termination Date under the said Lease is January 31, 1997, subject to any applicable provisions of the Lease for extension or early termination thereof.

         4. That said Lease is in full force and effect and that the same represents the entire agreement between Lessor and Lessee concerning said Lease.

         5. That there are no existing defenses which Lessee has against the enforcement of said Lease by Lessor and no offsets or credits against rentals.

         6. That the minimum rental obligations of said Lease is presently in effect and that all rents, charges and other obligations on the part of the Lessee under said Lease commenced to accrue on November 1, 1994.

         7. That the undersigned Lessee has no notice of prior assignment, hypothecation or pledge of said Lease or of rents thereunder.



LESSOR:                                             LESSEE:

AJ PARTNERS LIMITED PARTNERSHIP                     VOICE PLUS, INC.

By:   Draper and Kramer of California, Inc.
      a California Corporation
Its:  Manager




 /s/  Richard J. Loeber                             /s/ James Gillespie
--------------------------------------------        ---------------------------

By:   Richard J. Loeber                             By:    James Gillespie
Its:  Vice President                                Its:   President



 /s/ Lawrence A. Cohen
--------------------------------------------
By:  Lawrence A. Cohen
Its: Senior Vice President



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                                                                 ------------
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                                                                 ------------



                                    Page 7